Exhibit 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We have issued our report dated September 24, 2004, accompanying the consolidated financial statements included in the Annual Report of Integrated Security Systems, Inc. on Form 10-KSB for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of Integrated Security Systems, Inc. on Form S-3 (File No. 33-89218) and on Form S-8 (File No. 33-59870-S and File No. 333-76558).



/s/ GRANT THORNTON LLP

Dallas, Texas
September 24, 2004